EXHIBIT 99.2

                       [BJO ENTERPRISES, LTD. LETTERHEAD]

                              EMPLOYMENT CONTRACT

This Employment Contract ("this Contract") is made effective September 25, 1997 by, and between BJO ENTERPRISES, LTD ("the Employer"), of 2533 NORTH CARSON ST, SUITE 3383, CARSON CITY, NEVADA 89706, and BERNARDO LEONARD LACOUR ("Employee"), of 13419 WAKEWOOD ST, SAN ANTONIO, TEXAS 78233.

     A. Employee is engaged in the business of SPORTS, ENTERTAINMENT, MEDICAL RESEARCH, CLOTHING and TRANSPORTATION.

     B. Employer desires to have the services of the Employee.

     C. Employee is willing to be employed by Employer.

Therefore, the parties agree as follows:

1. EMPLOYMENT. Employer shall employ Employee as CHIEF EXECUTIVE OFFICER AND PRESIDENT. Employee accepts and agrees to such employment. Employee shall perform such duties as are customarily performed by an employee in these positions.

2. BEST EFFORTS OF EMPLOYEE. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Contract, to the reasonable satisfaction of Employer. Such duties shall be provided at SAN ANTONIO, TEXAS and at such other place(s) as the needs, business, or opportunities of the Employer may require from time to time.

3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Employee under this Contract, Employer will pay Employee an annual salary of $204,000.00. Salary is payable in semi-monthly installments on the first day and the fifteenth day of each month. Upon termination of this Contract, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

4. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall provide Employer with all information, suggestions, and recommendations regarding Employer's business, of which Employee has knowledge, that will be of benefit to Employer.

5. REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH EMPLOYER POLICY. The Employer will reimburse Employee for "out-of-pocket" expenses in accordance with Employer policies in effect from time to time. Employer will also pay for any business related travel and expenses incurred from the business trips.

6. CONFIDENTIALITY. Employee recognizes that Employer has and will have information regarding the following:

               -inventions
               -products
               -costs
               -discounts
               -future plans
               -business affairs
               -processes
               -trade secrets
               -technical matters
               -customer lists
               -product designs
               -copyrights

and other vital information (collectively, "Information") which are valuable, special and unique assets of Employer. Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Employer. Employee will protect the Information and treat it as strictly confidential. A violation by Employee of this paragraph shall be a material violation of this Contract and will justify legal and /or equitable relief.

7. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Employee has disclosed (or has threatened to disclose) Information in violation of this Contract, Employer shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. Employer shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

8. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Contract shall remain in full force and effect for a 2 Year period after the termination of Employee's employment. During such 2 Year period, neither party shall make or permit the making of any public announcement or statement of any kind that Employee was formerly employed by or connected with Employer.

9. NON-COMPETE AGREEMENT. Recognizing that the various items of Information are special and unique assets of the company, Employee agrees and covenants that for a period of 2 Years following the termination of this Agreement, whether such termination is voluntary or involuntary, Employee will not directly or indirectly include the area within a 250 mile radius of SAN ANTONIO, TEXAS directly or indirectly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner or agent, (ii) becoming an employee of any third party that is engaged in such business, (iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of Employer for the benefit of a third party that is engaged in such business.

10. EMPLOYEE'S INABILITY TO CONTRACT FOR EMPLOYER. Employee shall not have the right to make any contracts or commitments for or on behalf of Employer without first obtaining the express written consent of Employer.

11. OTHER BENEFITS. Employee will receive 60,000,000 shares of common stock and 30,000,000 shares of preferred stock in BJO ENTERPRISES, LTD that will be placed in a trust at execution of this contract. A yearly end of the business bonus of 10% of net profit. A company car when financial position of company warrants it. Employee further has the option in the future to purchase (1) million shares of stock in BJO ENTERPRISES, LTD at 50% of the initial public offering price. Employee will receive $2,000.00 annually for serving as a member of the Board of Directors. When company becomes public, Employer will provide employee with Officer's and Director's Errors and Omissions Liability coverage.

12. VACATION. Employee will have earned 2 weeks paid vacation after the first six months of the first year of employment. Second year of employment, employee will have earned 3 weeks paid vacation to be taken at a time (or) times determined in advance discussions between Employee and Employer. Third year of employment, employee will have earned 4 weeks paid vacation to be taken at a time (or) times determined in advance discussions between Employee and Employer.

13. SICK LEAVE/PERSONAL BUSINESS. After completion of SIX MONTHS of employment, Employee shall be entitled to SEVEN days paid time due to illness each year of employment beginning on the first date of Employee's employment. Sick leave benefits may not be converted into cash compensation. Employee's rights to unused sick leave benefits shall be forfeited upon termination of employment.

14. HOLIDAYS. Employee shall be entitled to the following holidays with pay during each calendar year:

      -New Year's Day         -Memorial Day           -Independence Day
      -Labor Day              -Thanksgiving Day       -Christmas Day

15. RETURN OF PROPERTY. Upon termination of this Contract, the Employee shall deliver all property (including keys, ledgers, records, notes, data, memorandum, models, and equipment) that is in the Employee's possession or under the Employee's control which is Employer's property or related to Employer's business.

16. NOTICES. All notices permitted under this Contract shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

        Employer:
                BJO ENTERPRISES, LTD
                2533 North Carson St Ste 3383
                Carson City, NV 89706

        Employee:
                Bernardo Leonard LaCour
                13419 Wakewood St
                San Antonio, Tx 78233

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

17. ENTIRE CONTRACT. This contract contains the entire contract of the parties and there are not other promises or conditions in any other agreement whether oral or written. This Contract supersedes any prior written or oral agreements between the parties.

18. AMENDMENT. This contract may be modified or amended, if the amendment is made in writing and is signed by both parties.

19. SEVERABILITY. If any provisions of this Contract shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provisions it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

20. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provisions shall continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

21. APPLICABLE LAW. This contract shall be governed by the laws of the State of Nevada.


                Employer:
                        BJO ENTERPRISES, LTD

                        By:BERNARDO LEONARD LaCOUR
                           BERNARDO LEONARD LaCOUR
                           CEO/PRESIDENT


                Employee:

                        By:BERNARDO LEONARD LaCOUR
                           BERNARDO LEONARD LaCOUR

                       [BJO ENTERPRISES, LTD. LETTERHEAD]

                              EMPLOYMENT CONTRACT

This Employment Contract ("this Contract") is made effective September 25, 1997 by, and between BJO ENTERPRISES, LTD ("the Employer"), of 2533 NORTH CARSON ST, SUITE 3383, CARSON CITY, NEVADA 89706, and JO ANN LEONARD LACOUR ("Employee"), of 13419 WAKEWOOD ST, SAN ANTONIO, TEXAS 78233.

     A. Employee is engaged in the business of SPORTS, ENTERTAINMENT, MEDICAL RESEARCH, CLOTHING and TRANSPORTATION.

     B. Employee desires to have the services of the Employee.

     C. Employee is willing to be employed by Employer.

Therefore, the parties agree as follows:

1. EMPLOYMENT. Employer shall employ Employee as ASSISTANT VICE PRESIDENT and SECRETARY. Employee accepts and agrees to such employment. Employee shall perform such duties as are customarily performed by an employee in these positions.

2. BEST EFFORTS OF EMPLOYEE. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Contract, to the reasonable satisfaction of Employer. Such duties shall be provided at SAN ANTONIO, TEXAS and at such other place(s) as the needs, business, or opportunities of the Employer may require from time to time.

3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Employee under this Contract, Employer will pay Employee an annual salary of $52,000.00. Salary is payable in semi-monthly installments on the first day and the fifteenth day of each month. Upon termination of this Contract, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

4. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall provide Employer with all information, suggestions, and recommendations regarding Employer's business, of which Employee has knowledge, that will be of benefit to Employer.

5. REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH EMPLOYER POLICY. The Employer will reimburse Employee for "out-of-pocket" expenses in accordance with Employer policies in effect from time to time. Employer will also pay for any business related travel and expenses incurred from the business trips.

6. CONFIDENTIALITY. Employee recognizes that Employer has and will have information regarding the following:

                               -inventions
                               -products
                               -costs
                               -discounts
                               -future plans
                               -business affairs
                               -processes
                               -trade secrets
                               -technical matters
                               -customer lists
                               -product designs
                               -copyrights

and other vital information (collectively, "Information") which are valuable, special and unique assets of Employer. Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Employer. Employee will protect the Information and treat it as strictly confidential. A violation by Employee of this paragraph shall be a material violation of this Contract and will justify legal and/or equitable relief.

7. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Employee has disclosed (or has threatened to disclose) Information in violation of this Contract, Employer shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. Employer shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

8. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Contract shall remain in full force and effect for a 2 Year period after the termination of Employee's employment. During such 2 Year period, neither party shall make or permit the making of any public announcement or statement of any kind that Employee was formerly employed by or connected with Employer.

9. NON-COMPETE AGREEMENT. Recognizing that the various items of Information are special and unique assets of the company, Employee agrees and covenants that for a period of 2 Years following the termination of this Agreement, whether such termination is voluntary or involuntary, Employee will not directly or indirectly include the area within a 250 mile radius of SAN ANTONIO, TEXAS directly or indirectly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner or agent, (ii) becoming an employee of any third party that is engaged in such business, (iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of Employer for the benefit of a third party that is engaged in such business.

10. EMPLOYEE'S INABILITY TO CONTRACT FOR EMPLOYER. Employee shall not have the right to make any contracts or commitments for or on behalf of Employer without first obtaining the express written consent of Employer.

11. OTHER BENEFITS. Employee will receive 1,000,000 (one million) shares of common stock in BJO ENTERPRISES, LTD at the execution of this contract. Employee further has the option in the future to purchase (1) million shares of stock in BJO ENTERPRISES, LTD at 50% of the initial public offering price. Employee will receive $2,000.00 annually for serving as a member of the Board of Directors. When company becomes public, Employer will provide employee with Officer's and Director's Errors and Omissions Liability coverage.

12. VACATION. Employee will have earned 2 weeks paid vacation after the first six months of the first year of employments. Second year of employment, employee will have earned 3 weeks paid vacation to be taken at a time (or) times determined in advance discussions between Employee and Employer. Third year of employment, employee will have earned 4 weeks paid vacation to be taken at a time (or) times determined in advance discussions between Employee and Employer.

13. SICK LEAVE/PERSONAL BUSINESS. After completion of SIX MONTHS of employment, Employee shall be entitled to SEVEN days paid time due to illness each year of employment beginning on the first date of Employee's employment. Sick leave benefits may not be converted into cash compensation. Employee's rights to unused sick leave benefits shall be forfeited upon termination of employment.

14. HOLIDAYS. Employee shall be entitled to the following holidays with pay during each calendar year:

-New Year's Day          -Memorial Day            -Independence Day
-Labor Day               -Thanksgiving Day        -Christmas Day

15. RETURN OF PROPERTY. Upon termination of this Contract, the Employee shall deliver all property (including keys, ledgers, records, notes, data, memorandum, models, and equipment) that is in the Employee's possession or under the Employee's control which is Employer's property or related to Employer's business.

16. NOTICES. All notices permitted under this Contract shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

          Employer:

                   BJO ENTERPRISES, LTD
                   2533 North Carson St Ste 3383
                   Carson City, Nv 89706

          Employee:

                   Jo Ann Leonard LaCour
                   13419 Wakewood St
                   San Antonio, Tx 78233

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

17. ENTIRE CONTRACT. This contract contains the entire contract of the parties and there are not other promises or conditions in any other agreement whether oral or written. This Contract supersedes any prior written or oral agreements between the parties.

18. AMENDMENT. This contract may be modified or amended, if the amendment is made in writing and is signed by both parties.

19. SEVERABILITY. If any provisions of this Contract shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provisions it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

20. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provisions shall continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

21. APPLICABLE LAW. This contract shall be governed by the laws of the State of Nevada.

                            Employer:

                                     BJO ENTERPRISES, LTD

                                By: BERNARDO LEONARD LaCOUR
                                    BERNARDO LEONARD LaCOUR
                                    CEO/PRESIDENT

                            Employee:

                                By: JO ANN LEONARD LaCOUR
                                    JO ANN LEONARD LaCOUR

                       [BJO ENTERPRISES, LTD. LETTER HEAD]

                              EMPLOYMENT CONTRACT

This Employment Contract ("this Contract") is made effective September 25, 1997 by, and between BJO ENTERPRISES, LTD ("the Employer"), of 2533 NORTH CARSON
ST, SUITE 3383, CARSON CITY, NEVADA 89706, and PAUL M GARZA ("Employee"), of 9642 WICKLOW DR, SAN ANTONIO, TEXAS 78250.

     A. Employee is engaged in the business of SPORTS, ENTERTAINMENT, MEDICAL RESEARCH, CLOTHING and TRANSPORTATION.

     B. Employer desires to have the services of the Employee.

     C. Employee is willing to be employed by Employer.

Therefore, the parties agree as follows:

1. EMPLOYMENT. Employer shall employ Employee as VICE PRESIDENT. Employee accepts and agrees to such employment. Employee shall perform such duties as are customarily performed by an employee in these positions.

2. BEST EFFORTS OF EMPLOYEE. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Contract, to the reasonable satisfaction of Employer. Such duties shall be provided at SAN ANTONIO, TEXAS and at such other place(s) as the needs, business, or opportunities of the Employer may require from time to time.

3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Employee under this Contract, Employer will pay Employee an annual salary of "NOT APPLICABLE AT THIS TIME". Salary is payable in semi-monthly installments on the first day and the fifteenth day of each month. Upon termination of this Contract, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

4. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall provide Employer with all information, suggestions, and recommendations regarding Employer's business, of which Employee has knowledge, that will be of benefit to Employer.

5. REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH EMPLOYER POLICY. The Employer will reimburse Employee for "out-of-pocket" expenses in accordance with Employer policies in effect from time to time. Employer will also pay for any business related travel and expenses incurred from the business trips.

6. CONFIDENTIALITY. Employee recognizes that Employer has and will have information regarding the following:


                         - inventions
                         - products
                         - costs
                         - discounts
                         - future plans
                         - business affairs
                         - processes
                         - trade secrets
                         - technical matters
                         - customer lists
                         - product designs
                         - copyrights

and other vital information (collectively, "Information") which are valuable, special and unique assets of Employer. Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Employer. Employee will protect the Information and treat it as strictly confidential. A violation by Employee of this paragraph shall be a material violation of this Contract and will justify legal and/or equitable relief.

7. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Employee has disclosed (or has threatened to disclose) Information in violation of this Contract, Employer shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. Employer shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

8. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Contract shall remain in full force and effect for a 2 Year period after the termination of Employee's employment. During such 2 Year period, neither party shall make or permit the making of any public announcement or statement of any kind that Employee was formerly employed by or connected with Employer.

9. NON-COMPETE AGREEMENT. Recognizing that the various items of Information are special and unique assets of the company, Employee agrees and covenants that for a period of 2 Years following the termination of this Agreement, whether such termination is voluntary or involuntary, Employee will not directly or indirectly include the area within a 250 mile radius of SAN ANTONIO, TEXAS directly or indirectly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner or agent, (ii) becoming an employee of any third party that is engaged in such business, (iii) becoming interested directly or indirectly in any way business, or (iv) soliciting any customer of Employer for the benefit of a third party that is engaged in such business.

10. EMPLOYEE'S INABILITY TO CONTRACT FOR EMPLOYER. Employer shall not have the right to make any contracts or commitments for or on behalf of Employer without first obtaining the express written consent of Employer.

11. OTHER BENEFITS. Employee will receive 1,000,000 (one million) shares of stock in BJO ENTERPRISES, LTD at the execution of this contract. Employee further has the option in the future to purchase (1) million shares of stock in BJO ENTERPRISES, LTD at 50% of the initial public offering price. Employee will receive $2,000.00 annually for serving as a member of the Board of Directors. When company becomes public, Employer will provide Employee with Officer's and Director's Errors and Omissions Liability coverage.

12. VACATION. Employee will have earned 2 weeks paid vacation after the first six months of the first year of employment. Second year of employment, employee will have earned 3 weeks paid vacation to be taken at a time (or) times determined in advance discussions between Employee and Employer. Third year of employment, employee will have earned 4 weeks paid vacation to be taken at a time (or) times determined in advance discussions between Employee and Employer.

13. SICK LEAVE/PERSONAL BUSINESS. After completion of SIX MONTHS of employment, Employee shall be entitled to SEVEN days paid time due to illness each year of employment beginning on the first date of Employee's employment. Sick leave benefits may not be converted into cash compensation. Employee's rights to unused sick leave benefits shall be forfeited upon termination of employment.

14. HOLIDAYS. Employee shall be entitled to the following holidays with pay during each calendar year:

      -New Year's Day         -Memorial Day           -Independence Day
      -Labor Day              -Thanksgiving Day       -Christmas Day

15. RETURN OF PROPERTY. Upon termination of this Contract, the Employee shall deliver all property (including keys, ledgers, records, notes, data, memorandum, models, and equipment) that is in the Employee's possession or under the Employee's control which is Employer's property or related to Employer's business.

16. NOTICES. All notices permitted under this Contract shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

        Employer:
                BJO ENTERPRISES, LTD
                2533 North Carson St Ste 3383
                Carson City, Nv 89706

        Employee:
                Paul M. Garza
                9642 Wicklow Dr
                San Antonio, Tx 78250

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

17. ENTIRE CONTRACT. This contract contains the entire contract of the parties and there are not other promises or conditions in any other agreement whether oral or written. This Contract supersedes any prior written or oral agreements between the parties.

18. AMENDMENT. This contract may be modified or amended, if the amendment is made in writing and is signed by both parties.

19. SEVERABILITY. If any provisions of this Contract shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provisions it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

20. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provisions shall continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

21. APPLICABLE LAW. This contract shall be governed by the laws of the State of Nevada.


                Employer:
                        BJO ENTERPRISES, LTD

                        By:BERNARDO LEONARD LaCOUR
                           BERNARDO LEONARD LaCOUR
                           CEO/PRESIDENT


                Employee:

                        By:PAUL M. GARZA
                           PAUL M. GARZA